UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZION OIL & GAS, INC.
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243
(214) 221-4610

To the Stockholders of Zion Oil & Gas, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Zion Oil & Gas, Inc. The meeting will be held at 2:00 p.m., Central Standard Time (“CST”), on Wednesday, June 10, 2020, via live webinar. Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the record date of April 13, 2020, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, but you are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar. The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. If you hold your shares in street name through a bank or broker, we’ve included instructions on how to vote your shares. Please register for the webinar at https://www.zionoil.com/2020AMS by June 5, 2020. When registering, shareholders may submit questions for the Q & A portion of the Meeting. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m. CST on June 10, 2020. A recorded presentation of the meeting will be available on our website later.

You are asked to vote on a couple of important proposals that include: (1) electing four directors, (2) increasing the number of shares of common stock from 200 million to 400 million, (3) ratifying the appointment of our independent public accountants, RBSM, LLP, (4) approving, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers and (5) the frequency of future such nonbinding advisory votes.

You may vote your shares by Internet, by telephone, or by mail from the proxy information received. It is very important for you to vote, to help prevent your shares from possibly being forfeited by a state government (“escheatment”) due to dormancy or lack of company contact.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support for Zion Oil & Gas, Inc. and the mission to help make Israel energy independent. Your vote is very important to us.

Sincerely,

John M. Brown
Executive Chairman of the Board

ZION OIL & GAS, INC.
12655 North Central Expressway, SUITE 1000
DALLAS, TEXAS 75243
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting (the “Annual Meeting”) of the Stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 2:00 P.M (local time) on June 10, 2020 via live webinar to:

1.      Elect four directors of the Company as Class III directors to serve for a term of three years;

2.      Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 200 million to 400 million;

3.      Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.      Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

5.      Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers; and

6.      Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 13, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof via www.voteproxy.com, or by calling toll free 1-800-776-9437. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

Regardless of whether you plan to log into the Annual Meeting webinar, please vote your shares as soon as possible so that we may have a quorum at the Annual Meeting, and your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you.

By Order of the Board of Directors

John M. Brown
Executive Chairman of the Board
April 16, 2020

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K are available at:
http://www.astproxyportal.com/ast/ZionOil/

ZION OIL & GAS, INC.
12655 North Central Expressway, Suite 1000
DALLAS, TEXAS 75243

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held via webinar on Wednesday, June 10, 2020

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Delaware corporation (“Zion”, “Zion Oil” or the “Company”), of proxies to be voted at the 2020 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders via live webinar on Wednesday, June 10, 2020, at 2:00 p.m. (CST) and any adjournment(s) thereof.

Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the record date of April 13, 2020, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, but you are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar. The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. Please register for the webinar at https://www.zionoil.com/2020AMS by June 5, 2020. When registering, shareholders may submit questions for the Q & A portion of the Meeting. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m. CST on June 10, 2020. A recorded presentation of the meeting will be available on our website later.

If you are a stockholder of record as of April 13, 2020, the record date for the annual meeting, you may vote at any time during the meeting prior to the closing of the polls by voting online at www.voteproxy.com, or by calling toll free 1-800-776-9437. This is not necessary, if you have previously voted your shares.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Zion Oil & Gas Inc. common stock you held as of the record date, your name and email address. You then must submit a copy of the legal proxy and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on June 2, 2020. We will then send the holder back via email the necessary information (company number and control number) that will allow you to vote at the AST site.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing stockholders of record as of the Record Date (defined below) with Internet access to our proxy materials. Our Board has made these proxy materials available to you on the Internet on or about April 22, 2020 at www.astproxyportal.com/ast/ZionOil/, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record. We are sending the Notice to our stockholders of record as of the Record Date of April 13, 2020, and filing the Notice with the SEC, on or about April 16, 2020. In addition to our proxy materials being available for review, the website contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. Upon request and at no cost, we will also provide stockholders a copy of our Form10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020.

At the Annual Meeting, the stockholders will be asked to:

1.      Elect four directors of the Company as Class III directors to serve for a term of three years;

2.      Amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 200 million to 400 million;

3.      Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.      Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

5.      Approve, in a nonbinding advisory vote, the frequency of one, two, or three years for future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers; and

6.      Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. A quorum shall consist of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting time. Abstentions and broker non-votes shall be counted as present for the purpose of determining the presence of a quorum. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Company’s Secretary, or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting. The shares represented by the proxies solicited by the Board will be voted in accordance with the directions given therein, but if no direction is given, such shares unless otherwise restricted by law will be voted:

(i)     FOR the election as directors of the nominees of the Board named below;

(ii)    FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 200 million to 400 million,

(iii)   FOR the proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

(iv)   FOR the approval, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

(v)    FOR the approval, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes every three years on the compensation of the Company’s Named Executive Officers; and

(vi)   unless otherwise restricted by law, in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Annual Meeting.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 13, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of approximately 167,890,643 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders holding a majority of the Common Stock issued and outstanding as of the Record Date, present or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum.

For Proposal No. 1 (Election of Directors), each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast in favor of or against the election of each nominee. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for directors.

For Proposal No. 2 (Amendment to the Amended and Restated Certificate of Incorporation), approval requires the affirmative vote of a majority of the voting power of the outstanding common stock entitled to vote thereon and abstentions will be counted as a vote “Against” the proposal. If your shares are held in street name and you do not give voting instructions, the record holder may nevertheless be entitled to vote your shares with respect to Proposal No. 2 in the discretion of the record holder.

For Proposal No. 3 (Ratification of RBSM, LLP), ratification of the appointment of RBSM LLP as our independent registered public accounting for the year ending December 31, 2019 requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 3) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

For Proposal No. 4 (Compensation Advisory Vote), approval of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. While the law requires this vote, the vote will not be binding on either our company or the Board nor will it create or imply any change in the fiduciary duty of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses how our executive compensation program is structured.

For Proposal No. 5 (Frequency of Future Nonbinding Advisory Votes), approval of the Frequency of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon and then the option receiving the most votes shall be the frequency of future Nonbinding Advisory Votes. We are providing stockholders the option of selecting a frequency of one, two, or three years, or abstaining.

If you hold shares in a brokerage account, brokers are not entitled to vote on Proposal No. 1, Proposal No. 4 and Proposal No. 5 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. To vote shares held in “street name” at the Annual Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. Proposals No. 1, No. 4 and No. 5 are considered non-routine matters on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on this proposal. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposals No. 1, No. 4 and No. 5. The vote regarding compensation of the Company’s Named Executive Officers (Proposal No. 4) and the frequency of the stockholder vote on executive compensation (Proposal No. 5) are advisory and nonbinding in nature, but our Compensation Committee will take into account the outcome of the votes when considering future executive compensation arrangements.

A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-discretionary matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter. Abstentions will have the effect of a negative vote.

If your shares are held in street name and you do not give voting instructions, the record holder may nevertheless be entitled to vote your shares with respect to Proposal No. 2 in the discretion of the record holder. The increase in the number of shares of authorized common stock would be used to meet the ongoing capital requirements, finance future acquisition opportunities through issuance or sale of common stock and ensure availability of shares, as needed, for issuance in connection with equity compensation plans, stock splits, stock dividends, options, warrants, rights, acquisitions and other general corporate purposes.

The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 3) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to the Proposal No. 3.

How Can I Vote?

There are three convenient methods for registered stockholders to direct their vote by proxy:

•        Vote by Internet.    You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card (www.voteproxy.com). You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until the closing of the polls during the Annual Meeting webinar around 2:15 P.M. CST on June 10, 2020. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•        Vote by Telephone.    You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card [1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other countries]. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until the closing of the polls during the Annual Meeting webinar around 2:15 P.M. CST on June 10, 2020. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

•        Vote by Mail.    If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting webinar.

Notice & Access — Request Paper Copies:

Telephone: 888-Proxy-NA (888-776-9962); 718-921-8562 (for international callers)
E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp
Webhosting site address: http://www.astproxyportal.com/ast/ZionOil/

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each nominee for director, (iii) each Named Executive Officer (defined below); (iv) all directors and executive officers as a group; and (v) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with SEC rules, the table considers all shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but does not consider those securities to be outstanding for computing the percentage ownership of any other person. We have chosen to include the effect of the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through June 11, 2020. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Except as noted above, we have calculated the percentages of shares beneficially owned based on approximately 167,890,643 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Michael B. Croswell, Paul Oroian, Forrest A. Garb, William H. Avery, Martin M. van Brauman, Gene Scammahorn, Dr. Lee Russell, John Seery, Virginia Prodan, Brad Dacus and Kent Siegel is 12655 North Central Expressway, Suite 1000, Dallas, TX 75243 and the address for Dr. Amotz Agnon and Jeffrey Moskowitz is 9 Halamish Street, Caesarea, 3088900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown	1,140,000	(4)
John Seery	38,000	(5)
Michael B. Croswell Jr.	437,000	(6)
Forrest A. Garb	299,147	(7)
William H. Avery(1)	815,000	(8)
Paul Oroian(1)	316,160	(9)
Virginia Prodan(1)	25,000	(10)
Martin M. van Brauman	482,521	(11)
Gene Scammahorn	245,006	(12)
Kent Siegel	276,000	(13)
Dr. Lee Russell	370,000	(14)
Dr. Amotz Agnon(2)	25,000
Jeffrey Moskowitz(1)(3)	180,000
Brad Dacus(15)	26,000
Group Total*	4,674,834		3.1

____________

*        Based on estimated 167,890,643 outstanding shares at Record Date

(1)      Nominees for Class III Directors.

(2)      Dr. Agnon was appointed to the Board on September 1, 2019 and was issued 25,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(3)      Jeffrey Moskowitz was appointed to the Board on September 1, 2019 and has 180,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(4)      Comprised of (a) 715,000 shares of Common Stock owned by Mr. Brown, (b) 100,000 shares of Common Stock owned by Mr. Brown’s wife and (c) 325,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date.

(5)      Comprised of (a) 13,000 shares of Common Stock owned by Mr. Seery and (b) 25,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(6)      Comprised of (a) 307,000 shares of Common Stock owned by Mr. Croswell and (b) 130,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(7)      Comprised of (a) 3,147 shares of Common Stock owned by Mr. Garb and (b) 296,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(8)      Comprised of (a) 600,000 shares of Common Stock owned by Mr. Avery and (b) 215,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(9)      Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 301,000 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(10)    Comprised of 25,000 shares of Common Stock owned by Ms. Prodan issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(11)    Comprised of (a) 349,934 shares of Common Stock owned by Mr. van Brauman, plus 2,587 shares jointly held with his wife and (b) 130,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(12)    Comprised of (a) 10,006 shares of Common Stock owned by Mr. Scammahorn and (b) 235,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Scammahorn under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(13)    Comprised of (a) 5,000 shares of Common Stock owned by Mr. Siegel and (b) 271,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date.

(14)    Comprised of (a) 40,000 shares of Common Stock owned by Dr. Russell and (b) 330,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plans, which are currently exercisable.

(15)    Mr. Brad Dacus was appointed to the Board on December 1, 2019 and was issued 25,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date. Mr. Dacus with his wife jointly hold 1,000 shares of Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Zion Oil and Gas, Inc., a Delaware corporation, is an initial stage oil and gas exploration company with a history of over 19 years of oil and gas exploration in Israel. Zion currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres. Under Israeli law, Zion has the exclusive right to oil and gas exploration within its license area in that no other company is authorized to drill or explore there.

The Megiddo Jezreel #1 (“MJ #1”) well site was completed in early March 2017, after which the drilling rig and associated equipment were mobilized to the site. Performance and endurance tests were completed, and the MJ #1 exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company obtained three open-hole wireline log suites (including a formation image log) and the well was successfully cased and cemented. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company testing protocol was concluded at the Megiddo Jezreel #1 (“MJ #1”) well. The test results confirmed that the MJ #1 well does not contain hydrocarbons in commercial quantities in the zones tested. While the well was not commercially viable, Zion has learned a great deal from the drilling and testing of this well. We believe that the drilling and testing of this well carried out the testing objectives, which may support further evaluation and potential further exploration efforts within our License area.

As a result of these unanswered questions and with the information gained drilling the MJ#1 well, Zion believed it was prudent and consistent with good industry practice to try and answer some of these questions with a focused 3D seismic imaging shoot of approximately 72 square kilometers surrounding the MJ#1 well.

The Company identified the geologic boundaries of the proposed 3D seismic survey and acquired the necessary government permits and negotiated potential surface damages to crops, irrigation piping, and other surface features. Zion imported the seismic source equipment and autonomous wireless geophones (to record the signal) to acquire the 3D data. The data acquisition was completed and interpreted.

As of June 30, 2017, we became an “accelerated filer reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. The Company remained an accelerated filer reporting company until the last business day of the second quarter of 2018. The executive compensation disclosures that follow are compliant with the SEC’s executive compensation disclosure rules for accelerated filer reporting companies. However, on June 30, 2018, we become a smaller reporting company. On April 12, 2019, Mr. Guinn resigned as CEO and Executive Vice Chairman and Mr. John Brown was appointed by the Board to assume the position of CEO, effective April 12, 2019. Robert W.A. Dunn, effective May 1, 2019, joined the Company and assumed the duties on June 13, 2019 as the Chief Operations Officer and the exploration responsibilities and activities formerly held by Mr. Guinn.

Our “Named Executive Officers” as of December 31, 2019 were:

•        John M. Brown — Executive Board Chairman (EC), Chief Executive Officer (CEO);

•        Robert W.A. Dunn — Chief Operations Officer (COO);

•        Michael B. Croswell Jr. — Chief Financial Officer (CFO);

•        William H. Avery — President.

This section describes the principles, policies, and practices that formed the foundation of our compensation program early in calendar year 2019 by the Compensation Committee and explains how such applied to our Named Executive Officers for calendar year 2019, who are included in the Summary Compensation Table provided below.

Our Board of Directors has overall responsibility for establishing compensation for our directors and executive officers. Our Board has delegated to the Compensation Committee of the Board the responsibility for establishing, implementing and monitoring adherence with our compensation philosophy with respect to our executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Our Executive Compensation Philosophy and Objectives

We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

•        Attract and retain highly qualified talent.    We need to attract, motivate, and retain management talent of high quality in a competitive market.

•        Align the interests of our executives with stockholders.    We should align the interests of Zion’s management and stockholders, towards the Company’s overall success, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas.

•        Manage resources efficiently.    Employee compensation is a significant expense for us. We strive to manage our compensation programs so as to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere

Zion’s executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•        the individual’s position and responsibilities within the Company;

•        the overall importance of the individual’s responsibilities in helping the Company achieve success:

•        specific tasks that the individual may be required to perform during a particular time period;

•        the individual’s skill set, experience and education;

•        market conditions, as measured by (among other things) feedback from recruiters and the Company’s knowledge of peer company compensation policies;

•        geographical considerations, including the cost of living associated with the USA and Israel, where the Company’s offices are located;

•        advice from third party economic consulting and compensation firms;

•        the Company’s performance in areas for which the individual has responsibility; and

•        the Company’s overall performance in its mission.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

•        Base Salary.    The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•        Equity Award.    The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•        Discretionary Cash Bonus Award.    The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

•        General Benefits.    We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

Our Process of Establishing Executive Compensation

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our CEO recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our CEO has no role in approving his own compensation. The Compensation Committee periodically reviews the compensation of non-employee directors, primarily by reference to the compensation of non-employee directors at similarly situated companies.

Consistent with its charter, the Compensation Committee has utilized the services of an independent outside corporate consultant company to provide assistance with regard to reasonable compensation ranges. For our Company, the most relevant comparison metric was market capitalization (“market cap”), and the Compensation Committee identified 14 companies beginning in early 2019 in the oil and gas exploration and production field that had an average market cap of between $17 and $213 million to compare to Zion’s market cap during the first half in 2019 of $56 million, in which the Compensation Committee took into consideration the Company Snapshot market cap in the ISS report of May 27, 2019 that was used in their Peer Group listing.

Market capitalization was used as the most relevant comparison metric, since Zion was a development stage company with neither production nor revenue and had no additional operating metrics to use for comparison purposes.

Compensation Analysis

For purposes of the analysis, in order to make an assessment for our named executive officers, data on comparable companies (the “Peer Group”) was selected based on their size, industry segment, and stage of development. The group was selected from a list of all companies that are part of the oil and gas drilling and exploration industry. We used the Global Industry Classification Standard (“GICS”) to assess industry proximity with respect to the industry group and sub-industry. We identified similar companies within our sub-industry for possible peer relationships, and we compared company size with regards to market cap. The Peer Group was approved by the Compensation Committee as representative of the sector in which we operate. This criterion was effective in yielding an appropriate survey and benchmark group.

With respect to general compensation comparisons for 2019, the selected Peer Group constituted for first quarter of 2019 were the below 14 companies, based upon a re-evaluation by the Compensation Committee. The Committee re-evaluation was based upon the ISS Research Report dated May 27, 2019, in which the Company Snapshot set the market cap at $56.6 million and listed 7 shared companies, 7 Company disclosed and 7 ISS selected. The Committee selected the final 14 Peer Companies on the bases of availability of compensation data.

1.      Abraxas Petroleum

2.      Approach Resources Inc.

3.      Contango Oil & Gas Company

4.      Eathstone Energy Inc.

5.      Evolution Petroleum Corporation

6.      Goodrich Petroleum

7.      Lilis Energy, Inc.

8.      Lonestar Resources

9.      Montage Resources

10.    Panhandle Oil

11.    Prime Energy Resources

12.    Silverbow Resources, Inc.

13.    TransAtlantic Petroleum

14.    VAALCO Energy

Using the market capitalization range based upon the Company’s market capitalization within the appropriate peer connections in the GICS industry group, the Peer Group was determined. Then, compensation ranges of each specified executive position within the Peer Group were determined and compared with the actual and projected compensation numbers from the Company. Thus, compensation information on the Peer Group was collected and statistically analyzed relative to Zion’s market capitalization, and then the Compensation Committee reached conclusions with regard to the compensation range of Zion’s senior officer management team for 2019.

The analysis focuses on three key officer positions regarding the proposed compensation paid by Zion for all officers as a whole and for the individual positions as compared to the Peer Group. The three key officer positions were the Chief Executive Officer, Chief Operations Officer and the Chief Financial Officer. The CEO held the positions also of Executive Chairman.

Total compensation for executives generally consisted of the following five categories: (1) Cash salaries; (2) Cash bonuses; (3) Stock awards; (4) Stock options; and (5) Other. Although some of the total pay amounts may represent actual dollars paid to the CEO, other amounts are estimates based on certain assumptions or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received (e.g., dollar values of stock awards).

With respect to a three-year performance and pay rankings for Zion and the peer companies, Zion was at the lower range of relative pay and performance rank compared to the Peer Group. Also, Table I illustrates over a three-, two-, and one-year period that the compensation of CEOs from the Peer Group was higher when petroleum prices were higher than the compensation for Zion’s CEO. Further, the absolute pay packages of the Peer Group were much greater than Zion’s pay package over each year. The below compensation amounts are based upon the 2019 proxy statements subsequently filed by the peer companies, which reported total compensation for 2018, 2017 and 2016.

Table 1: Total Annual CEO Compensation Averages

COMPANY	TOTAL PAY 2016	TOTAL PAY 2017	TOTAL PAY 2018
Zion Oil & Gas, Inc.	463,850	438,775	447,902
Abraxas Petroleum Corp	986,879	1,099,937	852,799
Approach Resources, Inc.	1,581,333	2,377,286	2,121,953
Contango Oil & Gas Company	2,367,587	2,320,526	3,361,814
Earthstone Energy Inc.	2,079,910	1,641,370	2,941,250
Evolution Petroleum Corporation	1,248,491	1,055,919	1,072,954
Goodrich Petroleum Corp	4,103,452	3,631,230	965,240
Lilis Energy, Inc.	2,627,594	3,529,955	1,774,326
Lonestar Resources US Inc.	1,354,603	2,591,441	2,195,742
Montage Resources	2,701,540	4,038,798	2,664,539
Panhandle Oil	638,465	716,393	964,025
Prime Energy Corporation	581,493	3,085,649	3,113,371
Silverbow Resources, Inc.	1,784,454	4,490,084	4,019,626
TransAtlantic Petroleum Ltd	1,557,566	2,038,069	2,429,425
VAALCO Energy, Inc.	1,261,565	908,661	1,400,695

The Peer Group was large enough to make the comparison about Zion’s compensation relative to the Named Executive Officers’ (“NEO’s”) compensation packages of companies in the Peer Group. Also, the percentage of total NEO’s compensation to Zion’s market capitalization is one of the variables of interest, which shows Zion’s compensation packages very much below the average of the Peer Group. There were a few peer companies that did not file 2019 proxy statements, because of bankruptcies and reorganizations. For those peer companies, there was no information reported. The Company used an average of its daily closing market caps over the majority of 2018, along with average market caps of its peer group.

Table 2: Total NEO Compensation to Market Cap

Company	Total NEO Compensation	Market Cap (millions)	Percentage
Zion Oil & Gas, Inc.	1,472,898	56	3
Abraxas Petroleum Corp	2,807,007	76	4
Approach Resources, Inc.	5,996,626	17	36
Contango Oil & Gas Company	5,204,234	37	14
Eathstone Energy Inc.	6,380,500	95	7
Evolution Petroleum Corporation	1,619,686	190	1
Goodrich Petroleum Corp	2,578,259	126	2
Lilis Energy, Inc.	5,253,774	28	19
Lonestar Resources US Inc.	4,142,616	64	7
Montage	5,455,097	112	5
Panhandle Oil & Gas Inc.	2,144,872	182	2
Prime Energy Corporation	4,704,964	213	3
Silverbow Resources, Inc.	9,825,526	97	11
TransAtlantic Petroleum Ltd	3,849,925	55	7
VAALCO Energy, Inc.	2,602,842	92	3

As part of the total compensation review process, each company in the Peer Group along with the mix of compensation that comprises the total executive compensation package was compared to the company. The final process compared relative data for the total compensation and individual executive positions to similar data for Zion’s executives. Compensation paid to the executive officers in a company should be aligned with the company’s performance on both a short-term and long-term basis, while remaining competitive. Zion is competing for executive talent with that of its Peer Group.

Zion’s actual individual compensation levels and total compensation levels were below the average when compared with the Peer Group. Also, using a statistical method of functional relationship with the total compensation amounts as a percentage of market capitalization adjusted by the total officer count, Zion’s Officer Compensation falls within the predicted range of the comparable companies in the Peer Group.

CEO Pay Ratio

We are providing, on a voluntary basis, the information about the relationship of the annual total compensation of our employees and consultants and the annual total compensation of our CEO.

Scope of All Employees and Independent Contractors

Pursuant to Item 402(u)(3), the term “employee” means an individual employed by the company or any of its consolidated subsidiaries, whether as a full-time, part-time, seasonal, or temporary worker, whether located in the U.S. or in a foreign country and without regard to whether they are salaried. Pursuant to Item 402(u)(3), individuals who provide services to the company or any of its consolidated subsidiaries as independent contractors or leased workers are considered “employees” for purposes of the pay ratio, if they are employed and their compensation is determined by the company and such is not determined by an unaffiliated third party.

Compensation Measure for Identifying the Medium Employee

We believe the executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance the company and shareholder value. The Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in 2019 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Executive Compensation” table on page 16 of this Proxy Statement. Pay elements that were included in the annual total compensation for each employee are: (1) salary received in 2019; (2) bonuses; (3) option awards; and (4) all other compensation that includes auto related expenses, insurance related expenses, other personal benefits and Israel related social benefits.

Our calculation includes all employees and consultants in both the United States and Israel as of December 31, 2019, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We determined the compensation of our “median employee” by: (1) calculating the annual total compensation described above for each of our employees and consultants; (2) ranking the annual total compensation of all employees and consultants inclusive of the CEO from lowest to highest (a list of 35 employees and consultants), and (3) chose the employee or consultant ranked 19th as the “Median Employee”.

The Pay Ratio

As of December 31, 2019, Zion’s CEO, Mr. Brown, had 2019 annual total compensation of $354,764, consisting of salary, bonuses, option awards and all other compensation, as reflected in the Executive Compensation table included in this Proxy Statement and in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Our median employee’s annual total compensation for 2019 was $121,000. We estimate that Mr. Brown’s annual total compensation was approximately 2.93 times that of our median employee in 2019.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above, The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee and consultant population and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee and consultant populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For the prior 2018 proxy statement, CEO Dustin Guinn’s annual total compensation was approximately 2.93 times that of our median employee in 2018. Table 3, below, discloses the pay ratio of the Company’s Proxy-Disclosed Peers, based upon the 2019 proxy statements filed by the peer companies and based upon 2018 compensation of the CEOs in 2018.

Table 3: Disclosed Pay Ratio of Proxy-Disclosed Peers

Company	Fiscal Year End	Executive Name	Total disclosed CEO pay	Median employee total pay		Disclosed pay ratio
Zion Oil & Gas, Inc.	12/31/2018	Dustin Guinn	$354,764		$121,000	2.93
Abraxas Petroleum Corp	12/31/2018	Robert Watson	$737,799		$85,199	8.7
Approach Resources, Inc.	12/31/2018	J. Ross Craft	$2,121,953		$86,698
Contango Oil & Gas Co.	12/31/2018	Wilkie Colver*	$411,925		$139,606	2.9
Eathstone Energy Inc.	12/31/2018	Frank Lodzinski	$2,941,250	$	N/A
Evolution Petroleum Corp.	6/30/2018	Randall Keys**	$691,350		$379,173	1.82
Goodrich Petroleum Corp	12/31/2018	Walter Goodrich	$965,240	$	N/A
Lilis Energy, Inc.	12/31/2018	Ronald Ormand	$1,774,326	$	N/A
Lonestar Resources US Inc.	12/31/2018	Frank Bracken	$2,195,742	$	N/A
Montage	12/31/2018	Ben Hulburt	$2,664,539	$	N/A
Panhandle Oil & Gas Inc.	12/31/2018	Paul Blanchard	$964,025		$106,700	9
Prime Energy Resources Corp.	12/31/2018	Charles Drimal	$3,113,371	$	N/A
Silverbow Resources, Inc.	12/31/2018	Sean Woolverton	$4,019,626		$122,822	33
TransAtlantic Petroleum Ltd.	12/31/2018	Malone Mitchell	$2,429,425	$	N/A
VAALCO Energy, Inc.	12/31/2018	Cary Bounds	$1,400,695		$95,419	14.68

____________

*        Mr. Colyer was not employed for the whole of 2018

**      Only 4 company employees and compensation annualized for employees not employed for full year

Our Compensation Program Decisions

Zion’s executive compensation programs are designed to:

•        attract and retain highly qualified, talented and experienced management personnel;

•        motivate and reward members of management whose knowledge, skills, performance, and business relationships are critical to our success; and

•        align the interests of Zion’s management and stockholders in the Company’s overall success in planning and working towards multi-well, long-term exploration and drilling programs in Israel towards its mission of discovering and producing commercial quantities of oil and gas in Israel.

In this sense, having a competitive and market-based compensation program, as compared with Zion’s peer companies is very important.

Base Salary

All of our NEOs are subject to individual employment agreements with fixed base salaries. Because Zion remains in the development stage, the Compensation Committee has determined to maintain the salaries of our named executives, including our CEO at rates that are below average as compared with our peer companies.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, currently consists of stock option grants. As is the case with base salary, option grants are typically governed by each officer’s employment agreement.

Nonetheless, the Compensation Committee will from time to time grant options outside of the executive’s personal employment agreement. In determining the number of options to be granted to executive officers, the Compensation Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility, the executive’s ability to affect profitability and stockholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

In 2019 and in the future, the Compensation Committee believes it is appropriate to place a heavier emphasis on long-term equity incentives in our executive officer compensation, as opposed to cash compensation. The Compensation Committee’s intent is to more closely align our stockholders’ interest to create long-term value with that of our executive officers through equity incentives, and to preserve cash for our exploration programs.

Zero Percentage of Directors Receiving Shareholder Approval Rates Below 80%

With respect to the Shareholder Annual Meeting on June 12, 2019, none of the directors on the ballot received shareholder approval rates below the 80% level and the independent directors received greater than 92% to more than 97% approval rates.

Consideration of Previous Shareholder Advisory Vote

In June 2017, our stockholders approved the compensation of our Named Executive Officers as described in our 2017 proxy statement, with approximately 97.6% of stockholder votes cast in favor of our 2017 “say-on-pay” resolution (excluding abstentions and broker non-votes). The Compensation Committee considered these results as evidence of support for our compensation program and responsive to shareholder concerns as described in our 2017 proxy statement, and as grounds for maintaining a similar approach for 2019. During our 2019 stockholders’ meeting, the voting results of the re-election “For” the four Class II directors showed the level of support by the stockholder of over 98%.

Hedging, Short Sales and Pledging Prohibitions

Our insider trading policy prohibits our Named Executive Officers and Directors from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, pledging, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. In exceptional circumstances, pledges for loan collateral (not margin debt) in a good faith and arms-length transaction may be approved, but would require the approval and authorization of both the CEO and the Chief Legal Officer or the Chief Compliance Officer as determined by them in their sole discretion.

Conclusion

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board on April 6, 2020 that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Forrest Garb (Chair)
Kent Siegel
John Seery

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last three fiscal years, which was awarded to, earned by, or paid to our Executive Chairman, Chief Executive Officer, Executive Vice Chairman/President/Chief Operating Officer and Chief Financial Officer.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
John M. Brown,	2017	249,000	30,000	239,750	113,669	632,419
Executive Chairman,	2018	249,000	30,000	56,750	111,513	447,263
Chief Executive Officer	2019	127,317	30,000		139,008	296,325

Robert W.A. Dunn	2019	133,333		67,250		200,583
Chief Operations Officer

Dustin L. Guinn (see * below)	2017	250,000		171,500	44,147	465,647
Chief Executive Officer	2018	250,000			56,750	354,764
	2019

Michael B. Croswell Jr.	2017	150,000	1,026	178,200	36,549	364,749
Chief Financial Officer	2018	175,000		80,200	43,731	298,931
	2019	193,750			4,986	198,736

Avery, William	2019	90,000		48,000	88,930	226,930
President

____________

*        On April 12, 2019, Mr. Guinn resigned as Executive Vice Chairman, CEO, President and COO and Mr. John Brown was appointed by the Board to assume the position of CEO, effective April 12, 2019. Mr. Guinn continued with the Company during the transition period until May 10, 2019. Robert W.A. Dunn, effective May 1, 2019, joined the Company and on June 13, 2019 assumed the position of Chief Operations Officer to assume exploration responsibilities and activities from Mr. Guinn. Mr. Avery assumed the position of President, effective April 12, 2019.

(1)      In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. To see the value actually received by the Named Executive Officers in fiscal 2019, see the “Option Exercises and Stock Vested” in fiscal 2019 Table below.

(2)      For 2019, represents the compensation as described under the caption “All Other Compensation”, below.

All Other Compensation

The following table provides information regarding each component of compensation for 2019 included in the All Other Compensation column in the Summary Compensation Table above.

Name	Perquisites, Insurance & Other Personal Benefits(1)	Legal and Director Fees	Total
John M. Brown	139,008		139,008
William H. Avery	8,546	80,384	88,930
Robert W.A. Dunn
Michael B. Croswell Jr.	4,986		4,986

Grant of Plan Based Awards in 2019

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2019. All grants were approved by the Compensation Committee.

Name	Approval Date(1)	Grant Date(1)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Robert W.A. Dunn	05/01/2019(1)	05/01/2019	100,000	$0.01	$11,250
	11/18/2019(2)	11/18/2019	75,000	$0.01	$56,000
William H. Avery	07/01/2019(3)	07/01/2019	100,000	$0.01	$36,000

____________

(1)      Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on May 1, 2029

(2)      Represents grant of stock options under our 2011 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on November 18, 2029.

(3)      Represents grant of stock options under our 2011 Stock Option Incentive Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options were fully vested at the date of grant and expire on July 1, 2029.

Outstanding Equity Awards at Fiscal Year End — December 2019

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2019.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John M. Brown	300,000			$2.61	12/4/2021
	25,000			$1.38	1/1/2025

William H. Avery	20,000			$1.70	12/21/2022
	95,000			$0.01	7/1/2029
	75,000			$0.01	12/10/2029
	25,000			$0.01	1/6/2030

Robert W.A. Dunn	50,000			$0.01	5/1/2029
	75,000			$0.01	11/18/2029
	25,000			$0.01	1/6/2030

Michael B. Croswell Jr.	40,000			$2.61	12/5/2021
	30,000			$1.70	12/21/2022
	1,693			$1.67	10/1/2024
	48,307			$1.38	1/2/2025
	10,000			$0.01	1/6/2030

Option Exercises and Stock Vested in Fiscal 2019

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2019:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
John M. Brown	—	—
Robert W.A. Dunn	50,000	10,000
Michael Croswell	250,000	52,500
William H. Avery	250,000	50,000

____________

(1)      Represents the amounts added to taxable income based on the difference between the market price of our stock on the date of exercise and the exercise price.

Employment Agreements as of December 31, 2019

John M. Brown.    Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000 but was appointed Executive Chairman in January 2010. On January 1, 2014, the Company and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors, which has been amended by a First Amendment dated March 31, 2014 and a Second Amendment dated December 19, 2016. On April 12, 2019, Mr. Brown was elected by the Board to serve as the CEO upon Mr. Guinn’s resignation with no change to his Chairman Agreement.

The Chairman Agreement had an initial term that extended through December 31, 2016 and then automatically renewed for successive two-year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $249,000, payable monthly. Mr. Brown will receive an annual bonus of $30,000 and 25,000 stock options. Mr. Brown can terminate the Chairman Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Michael B. Croswell Jr.    Mr. Croswell was appointed by the Board as Chief Financial Officer on August 15, 2016. Mr. Croswell entered into an employment agreement for an initial term until December 31, 2017 and automatically renewed for successive one-year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term that it does not intend to renew this agreement. Under the agreement, Mr. Croswell is to be paid an annual salary of $150,000, subject to annual review and adjustments. On January 9, 2018, the Compensation Committee approved the recommendation from the CEO and the Chairman and Vice Chairman of the Board to increase the annual salary to $175,000 beginning January 1, 2018. On April 15, 2019, the CEO, Executive Vice President and Chairman of the Board approved an increase in annual salary to $200,000 effective April 1, 2019.

The Company shall also grant to Employee fully vested options to purchase 10,000 shares of common stock at a per share exercise price of $.01 commencing January 5, 2017 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Croswell is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Robert W.A. Dunn.    Mr. Robert Dunn was appointed on June 13, 2019 as Chief Operations Officer. Mr. Dunn joined the Company as Director of Operations, effective May 1, 2019. Mr. Dunn’s impressive resume includes over 27 years of senior management and field operations focusing on technologically driven seismic acquisition across the globe. During the past decade of working in the Eastern Hemisphere, Mr. Dunn has acquired more than 7,800 square kilometers of 3D and 10,000 kilometers of 2D seismic surveys which have helped exploration and production customers to make informed decisions in their exploration programs. Mr. Dunn will be overseeing the Company’s planned acquisition and processing of 3D seismic data, in addition to other operational matters as they arise.

Mr. Dunn’s considerable experience extends to the early 1990s and includes logistics/acquisition management in remote regions ranging from the Arctic to South American jungles as Project Manager and Technical/Recording Crew Manager for CGG Veritas, where his innovations helped Veritas become the largest and most trusted name in the geophysical industry. Mr. Dunn was President of Geophysical Services for Viking Services from 2012 before joining Zion. In that capacity, Mr. Dunn managed all aspects of geophysical exploration in Europe, Turkey, and Africa, seeing Viking acquire over 7,800 square kilometers of 3D and 10,000 kilometers of 2D. During his tenure, Mr. Dunn also implemented operational plans in Hungary, Romania, Bulgaria, and Iraq as Managing Director of Central European Drilling and Oilfield Services in Northern Iraq. Before this, Mr. Dunn oversaw Viking’s acquisition of over 2,200 square kilometers of 3D as Technical Operations Manager, leading to the discovery of new basins. Mr. Dunn is a member of the Society of Exploration Geophysicists, the European Association of Geophysical Exploration and the American Chamber of Commerce. He holds several technical certifications from industry groups.

In connection with his promotion to Chief Operations Officer, Mr. Dunn will continue to receive his annual salary of $200,000, as well as other employee benefits, pursuant to his Employment Agreement effective May 1, 2019. Mr. Dunn has 100,000 Company stock options, which will vest on a schedule of 50,000 options on September 1, 2019 and the remaining 50,000 options vesting on January 1, 2020.

William H. Avery. Mr. Avery was appointed on July 1, 2019 to the permanent position of President, following Mr. Avery’s position as interim President since the April 12, 2019 resignation of Mr. Dustin Guinn as CEO, COO and President. Dated July 1, 2019, his Employment Agreement provides a salary at the annual rate of U.S. $250,000 as well as other employee benefits and grants fully vested stock options for 100,000 shares of common stock. The Employment Agreement replaces a prior consulting agreement with Mr. Avery, who currently owns 600,000 shares of Company stock and 215,000 outstanding stock options. In connection with his promotion to President, Mr. Avery will continue to serve as General Counsel and as a Director. William H. Avery was appointed to the Board as a non-employee director, effective September 1, 2013.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our Common Stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s Named Executive Officers had they been terminated as of December 31, 2019.

Name	Salary Continuation(1)	Bonus	Accrued Vacation Pay	Total Value
John M. Brown	237,000	—	16,000	253,000
William H. Avery	250,000	—	—	250,000
Michael B. Croswell	200,000	—	37,000	237,000
Robert Dunn	200,000	—	5,000	205,000

____________

(1)      Represents for Messrs. Brown, Avery, Dunn and Croswell: 12 months of 2019 base salary.

DIRECTOR COMPENSATION

Our non-employee director compensation program in 2019 consisted of two principal elements: (1) board fees ($1,500 per month) and, if applicable, committee chairmanship fees ($1,000 per month) and (2) grants of stock options. Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2019 and each chairman or co-chairman of a committee received an additional $12,000 in annual payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)		All Other Compensation		Total
Forrest A. Garb	60,000			17,600	(2)	—		77,600
Paul Oroian	42,000			9,600	(2)			51,600
Jeffrey Moskowitz				7,000				7,000
Dr. Amotz Agnon				7,000				7,000
Dr. Lee Russell	30,000			11,250		98,053	(3)	139,303
Virginia Prodan	18,000							18,000
Gene Scammahorn	42,000			13,600	(2)			55,600
Kent S. Siegel	42,000			13,600	(2)			55,600
John Seery	18,000							18,000
Martin M. van Brauman	18,000	19,500	(2)			200,717	(4)	238,217
Brad Dacus	1,500			4,500				6,000

____________

(1)      In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019.

(2)      The details relating to these grants are as follows: On December 10, 2019, we granted to certain non-employee directors options to purchase shares of our Common Stock under our 2011 Non-Employee Directors Stock Option Plan at a per share exercise price of $.16. The options were fully vested on the date of grant and expire on December 10, 2025.

(3)      Consulting fees for Dr. Russell ($98,053)

(4)      Legal fees for SEC filings, tax, corporate governance documents/procedures, Delaware and Texas franchise tax and annual report filings, FINCEN filings, Swiss branch filings, etc. ($162,000); fees for secretary/treasurer ($36,000); other compensation ($2,717)

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

All executive officers of the Company are members of the Board of Directors.

Employment Agreements for 2019

We have entered into employment agreements with Messrs. Brown, Avery, Dunn, and Croswell. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all “related party transactions” required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Stock Options	4,339,443	$1.37	2,016,750
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	4,339,443	$1.37	2,016,750

Long-Term Incentive Plan

At our 2002 Annual Meeting of Stockholders, the stockholders approved the establishment of a long-term key employee and consultant incentive plan, which may be structured as an employees’ royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may, but has not yet, established a long-term management incentive plan for key employees and consultants whereby a 1.5% overriding royalty or equivalent interest in the all current and future oil and gas exploration and development rights would be assigned to key employees and consultants. As this plan has not been established as of December 31, 2019, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and such greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2018.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On December 31, 2019, our Board consisted of 14 directors. Our Amended and Restated Certificate of Incorporation classifies the Board into three classes, each having a staggered term expiring at successive annual meetings. Four Class III directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2023 Annual Meeting of Stockholder (and until their successors shall be elected and shall qualify). The term of our Class I directors, John M. Brown, Forrest Garb, Kent Siegel, Dr. Amotz Agnon and Michael Croswell, shall expire at the 2021 Annual Meeting of Stockholders. The term of our Class II directors, Martin M. van Brauman, Gene Scammahorn, John Seery, Brad Dacus and Dr. Lee Russell, shall expire at the 2022 Annual Meeting of Stockholders.

The Board has nominated the persons named in the table below for election as Class III directors. All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class III director and has agreed to serve if elected. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class III directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board to the extent that such substitute nominee exists. However, the Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

The four nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote for them shall be elected as directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Paul Oroian	Director	66	2003
William Avery	Director/Officer	72	2013
Virginia Prodan	Director	56	2018
Jeffrey Moskowitz	Director/Officer	62	2019

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

Paul Oroian, age 66, was appointed a director in November 2003. He has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas, since its founding in 1983. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelor of Science degree in Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. The Board believes that Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective. Mr. Oroian also serves as the Board’s Lead Independent Director.

William H. Avery, age 72, was appointed to the Board as a non-employee director, effective September 1, 2013. From 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for the Company. He served as Vice President of Finance and Treasurer commencing 2003 until 2007. He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has been retained as General Counsel on a part time basis under an independent consulting contract. Effective April 12, 2019, Mr. Avery assumed the position of President and is under an employment contract. Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctorate from Duke University. The Board believes that Mr. Avery’s extensive experience in corporate law, corporate litigation, and other laws was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Virginia Prodan, age 56, was appointed to the Board on July 1, 2018 and serves on the Nominating and Corporate Governance Committee. Ms. Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. She is president and founder of Virginia Prodan Ministries. Ms. Prodan earned a Juris Doctor Degree at the Bucharest Law School, Romania, and was licensed in 1977. She was exiled from Ceausescu’s Romania in 1988 for defending human rights cases, which concerned Ceausescu’s persecution of Christians in Communist Romania. She earned a Master of Laws, LL.M. International, in 1995 and earned a Juris Doctor in 1997 from Southern Methodist University. She is licensed in Texas and Colorado and in the United States District Court for the Northern District of Texas. She was an intern for the Institute for Justice in Washington, D.C. and was an intern for U.S. Judge Sidney Fitzwater of the Northern District of Texas. She is on the Adjunct Faculty at El Centro College Paralegal Program. Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org and on the board of directors of the State Republican Executive Committee — Senate District 16. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. The Board believes that Ms. Prodan’s extensive experience in human and labor rights laws and social governance concerns was instrumental in her appointment to the Board and provides the Board with important perspectives in these areas.

Jeffrey Moskowitz, age 62, was appointed a director in September 1, 2019. Jeffrey Moskowitz is Vice-President of Zion and has also served as Zion’s Israel Branch managing director since May 2017. From 2008 to May 2017, Mr. Moskowitz, an attorney with Aboudi & Brounstein, provided legal services to Zion regarding various aspects of operations in Israel. As an attorney, Mr. Moskowitz has extensive experience in the oil and gas exploration industry in Israel. Mr. Moskowitz has been a certified attorney in the State of Israel since 1982 and has earned his Bachelor of Law degree from the Faculty of Law Bar Ilan University, Israel.

There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Re-election this Year

John M. Brown, age 80, is the founder of Zion Oil & Gas and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000 and, effective April 12, 2019, again serves as the Chief Executive Officer. Mr. Brown was appointed Executive Chairman in January 2010. Mr. Brown was appointed as Interim Chief Executive Officer on October 18, 2012 and on January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman. Previously, he served as our Chief Executive Officer from April 2000 to September 2004 and as President from April 2000 to October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies — GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003. Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for 35 years. His efforts led to our obtaining, in May 2000, the Ma’anit License, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. He was awarded a degree in Doctor of Biblical Studies in 2013 from Emmanuel Baptist University. The board believes that Mr. Brown’s senior management experience in two Fortune 100 companies as well as his extensive experience in the oil and gas sector in the State of Israel provide with him with the insight and vision needed to serve as Chairman of our Board of Directors.

Forrest A. Garb, age 90, was appointed a director in November 2005 and serves as Chairman of the Compensation Committee. Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years. His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy’s merger into a public company. In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations. In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees. Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela. Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers. He has been a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a

member of the American Association of Petroleum Geologists. He was a charter member of The American Institute of Minerals Appraisers. He is a registered professional engineer in the state of Texas. The Board believes that Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provide our Board with a valuable resource in assessing oil and gas prospects.

Kent S. Siegel, age 64, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Financial Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984. Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. The Board believes that Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our Board with a critical accounting and tax law perspective. Mr. Siegel is a valuable member of the Audit Committee of our Board and serves on the Compensation Committee.

Michael B. Croswell Jr., age 49, CPA, was appointed to the Board on May 1, 2017 and has been serving as Corporate Controller for the Company since April 2011. In February 2013, Michael was promoted to Vice President of Administration and in August 2016, Mr. Croswell was promoted to Chief Financial Officer. Mr. Croswell is a corporate accounting and management professional with a diverse range of industry experience. Mr. Croswell is a Certified Public Accountant since 1997 and earned his Bachelor of Business Administration degree in accounting from Stephen F. Austin State University in 1994 and earned a Master of Business Administration degree from the University of Dallas in 2013. The Board believes that Mr. Croswell’s extensive experience as a certified public accountant and in all areas of accounting was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Gene Scammahorn, age 72, was appointed a director in October 2012. Until recently, Mr. Scammahorn was an Internal Audit Director at Xerox Business Services, LLC, a position that he held since 2001. In this position, he was primarily responsible for consulting and advising operating management in preparations for over 100 external SSAE (formerly SAS 70) audits of domestic and global business process outsourcing contracts. Mr. Scammahorn has over 30 years of business experience, including two “Big Four” public accounting firms, major oil and gas companies and banking and consulting. He has participated in audit committee presentations and meetings for major clients, the Federal Reserve Bank of Dallas and Xerox Business Services, LLC. He received a BS in Accounting in 1973 from the University of Tulsa and is a Certified Public Accountant. The Board believes that Mr. Scammahorn’s extensive experience as a certified public accountant was instrumental in his appointment to the Board and Audit Committee of our Board and provides our Board with a critical accounting perspective.

John Seery, age 74, was appointed to the Board on September 1, 2018 and to serve as a member on the Compensation Committee. Mr. Seery has over forty years’ of experience in the project management and design of oil and gas facilities. Projects have included refining, gas processing, compressor stations, terminals, and production and construction facilities. His scope has ranged from feasibility and conceptual design and studies, including cost estimating, detail design, procurement, start up and project and construction management. Mr. Seery was employed by Mustang Engineering as a Project Engineer from 1998 until his current retirement for projects in Kansas, Texas, Scotland, Lithuania and Equatorial Guinea for clients such as ExxonMobil. He was employed by Basic Systems, Inc., as a Project Manager for projects in the Ukraine and Uzbekistan from 1993 to 1998. He was employed as a Project Manager by Armelline Engineering from 1990 to 1992 for projects in Oklahoma and California for clients such as Arco Oil & Gas and Mobil. He was employed by Nova Engineering from 1984 to 1990, Aztec Construction from 1981 to 1983, Edeco from 1973 to 1981 and Sun Oil Refinery from 1969 to 1973. Mr. Seery earned a B.S. in Mechanical Engineering at New Mexico State University and is a licensed Project Engineer. He also completed Management Courses at Findlay College. The Board believes that Mr. Seery’s extensive experience in project management in the oil and gas industry and the design of petroleum facilities was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Dr. Lee R. Russell, age 71, was appointed to the Board on May 1, 2017 and has been an independent Geoscience Consultant with the Company since August of 2012. He has over 41 years of industry experience in research and exploration positions with Shell Oil Co., Arco, and Sun Oil, as well as in his own exploration pursuits and consultancy.

Projects have ranged from domestic exploration in the Gulf of Mexico, Rocky Mountains, and Alaska, to international projects in East and West Africa, North Sea, Norway, Onshore China, New Zealand, Papua New Guinea, and Newfoundland. He is a published author of many scientific articles and served as a Panel Chair and Co-Author of a National Research Council study on “Solid Earth Sciences and Society.” He received his BA in Geology from Ohio Wesleyan University in 1970, and MSc and PhD degrees in Geology and Geophysics from Texas Tech University in 1972 and 1977. He is a member of the American Association of Petroleum Geologists, serving two terms as Associate Editor, and is a Fellow of the Geological Society of America. The Board believes that Dr. Russell’s extensive experience in as a geoscience consultant with over 41 years in the exploration business was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Martin M. van Brauman, age 72, was appointed to the Board effective April 1, 2014 and since January 1, 2012 has been the Corporate Secretary and Treasurer and since June 1, 2013 has been a Senior Vice President. From July 1, 2007 to January 31, 2009, he served as the Chief Financial Officer, Corporate Secretary, Senior Vice President and Board director. Between February 1, 2009 and July 1, 2009, he served as the Chief Legal Officer. He is Board Certified in Tax Law by the Texas Board of Legal Specialization and has been in private legal practice in Dallas specializing in international and corporate tax and business corporate law. Previously, he spent 12 years as a Senior Attorney (International Specialist and Petroleum Industry Specialist) with the Office of Chief Counsel, IRS, followed by three years as a tax consultant with Deloitte & Touche and Grant Thornton. He has published on subjects related to taxation of international oil and gas ventures. Mr. van Brauman holds a B.E. degree from Vanderbilt University, a Doctor of Jurisprudence degree from St. Mary’s University and an M.B.A. (Beta Gamma Sigma) and LL.M. (Tax Law) from Southern Methodist University. He has been an Adjunct Professor at Southern Methodist University, School of Law, L.L.M. Tax Program and at the University of Texas at Dallas, Masters of Accounting Program. He is president and co-founder of Jews and Christians United for Israel, Inc., a 501(c)(3) non-profit. He is the managing director of The Abraham Foundation, a Swiss International foundation, and the Bnei Joseph Foundation, an Israeli non-profit amuta. He is on the Advisory Board of the Jewish and Israel Studies Program, University of North Texas. He is a Capitol Club member of the American Israel Public Affairs Committee (“AIPAC”). He is a Texas Board member of the Bnai Zion Foundation. The Board believes that Mr. van Brauman’s extensive experience in corporate law, corporate governance laws, and federal, state and international tax laws was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Mr. Brad Dacus, age 56, was appointed to the Board effective December 1, 2019. Mr. Dacus is the president and founder of the Pacific Justice Institute (“PJI”). Mr. Dacus founded the Pacific Justice Institute in 1997 and has served as President of this non-profit organization for more than 22 years. PJI has five offices in California as well as satellite offices in Oregon, Washington state, Nevada, and Colorado. PJI has a network with hundreds of volunteer affiliate attorneys and handles more religious liberty and parental rights cases on the West Coast than any other organization of its kind. Mr. Dacus is licensed to practice law in both Texas and California. Mr. Dacus can be heard weekly on The Dacus Report on more than 170 radio stations across the country. He has testified before the United States House of Representatives in Washington, D.C. and has testified numerous times before the California State Legislature on legislation affecting religious freedom and parental rights. He was presented an honorary Doctorate of Religious Freedom and Family Rights degree from California Baptist University in recognition of his commitment to faith and justice and of his work protecting parental rights and religious freedom through PJI. Mr. Dacus received his Bachelors in Business Administration and Finance at Texas A&M University in 1986. He then spent a year working for Electronic Data Systems as a part of the accounting financial management development program. After that, he worked as a Legislative Assistant to United States Senator Phil Graham in Washington DC. Later, he attended Law School at the University of Texas in Austin where he received his Juris Doctorate degree in 1991. He spent a year working for the Pacific Legal Foundation as a part of their fellowship program. Then, in 1992, he opened the Western Regional Development Office for the Rutherford Institute, a non-profit legal organization defending religious freedom. For five years, he developed a network of attorneys in 14 western states and coordinated litigation in this region before his founding of PJI.

Dr. Amotz Agnon, age 65, was appointed to the Board effective September 1, 2019. Dr. Amotz Agnon is a Professor of Geology and Geophysics, whose research has spanned the geology and geodynamics of the boundaries of the Arabian Plate, from the Levant to the Zagross — Persian Gulf. He has been a professor at the Institute of Earth Sciences of Hebrew University of Jerusalem, teaching in field and structural geology, geodynamics, marine geology and geophysics. After founding and directing the first geophysical lab at Hebrew University, Agnon initiated and co-founded the Neev Center for Geoinfomatics. Dr. Agnon has served as Vice-President and President of the Israel Geological Society and acted as the chair of the Oceanography M.Sc. and Marine Science B.Sc. programs at the university. He has been invited to three Ph.D. juries for the Institute de Physique du Globe (Paris, Strasbourg). He has served on the inter-ministerial Committee for National Infrastructures and as an advisor for the Atomic Energy Commission in Israel. He holds a B.Sc. and M.Sc. in Geology from Hebrew University and a Ph.D. in Geophysics from the University of California at Berkeley. He has published jointly 93 journal articles in his field and has published numerous chapters in books and professional publications.

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE POLICIES

The Company’s business is managed under the direction of the Board. In connection with its oversight of the Company’s operations and governance, the Board has adopted, among other things, the following:

•        Corporate Governance Guidelines to implement certain policies regarding the governance of the Company;

•        a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues;

•        a Supplier Code of Conduct to provide guidance for our Company relationships with vendors, contractors and suppliers that are critical to achieving responsible and ethical corporate performance;

•        an Environmental Management Policy to provide guidance for the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance;

•        Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board;

•        an Insider Trading Policy to facilitate compliance with insider trading regulations;

•        an Audit Committee Whistleblower and Complaint Policy and Procedures (i) to allow directors, officers and employees to make confidential anonymous submissions regarding concerns with respect to accounting or auditing matters and (ii) which provides for the receipt of complaints regarding accounting, internal controls or auditing;

•        a Stockholder and Interested Parties Communications Policy pursuant to which holders of our securities and other interested parties can communicate with the Board, Board Committees and/or individual directors; and

•        Succession Planning Guidelines for the CEO and Senior Executives.

Each of these documents can be viewed on the Company’s website at www.zionoil.com/investor-center/
corporate-governance. The Company’s website and the information contained on or connected to its website are not incorporated by reference herein and its web address is included as an inactive textual reference only. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Zion Oil & Gas, Inc., Attn: Corporate Secretary, 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE CONSIDERATIONS

Environmental Management Policy

The Company is committed to perform the best for our employees, the environment that surrounds our activities, the communities in which we work and the Israeli government and its ministries, as well as for our shareholders. We have established specific policies that will guide management in making good decisions when faced with the inevitable trade-offs and compromises that the real world demands. For all matters, we will try our best to minimize risk and to maximize the benefit for all.

We will always comply with laws, industry best practices and the appropriate international standards. Minimizing the impact on the environment of our activities is a basic principle and we will work tirelessly to ensure that principle is upheld. Our Environmental Policy provides a framework to guide the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance.

It is the policy of the Company to conduct its business in a socially responsible and ethical manner that promotes the preservation of the natural environment. Recognizing that the exploration and production activities interact with the environment in many ways the Company shall:

1.      Comply with all applicable laws, regulations and standards relevant to the management of risks to the environment arising from the activities undertaken by the Company;

2.      Integrate an environmentally sensitive culture into all relevant aspects of the Company’s business;

3.      Conduct environmental risk assessment, where necessary, to identify and characterize any present or future risks to the environment arising from the Company’s activities, to prioritize such risks and commit resources to establish cost effective controls before the development of actual or perceived compliance issues;

4.      Develop and implement appropriate measures to reduce energy consumption, where practicable, increase the efficiency with which energy is being used, and minimize environmental impact, waste and cost associated with energy use;

5.      Develop and implement appropriate measures to manage the generation and disposal of waste in order to minimize, so far as is reasonably practicable, the impact of the Company’s activities on the environment;

6.      Encourage measures to establish and maintain an appropriate level of environmental awareness in all personnel associated with the Company’s activities (employees and contractors), ensuring that employees and contractors: (a) are fully informed about the Company’s environmental management processes and that there is open communication on all relevant issues, (b) receive appropriate and regularly up-dated training programs, and (c) are encouraged to initiate and maintain an open discussion within the Company’s management regarding environmental matters;

7.      Communicate openly with government, ministries, communities and industry on environmental issues, and contribute to the development of policies, legislation and regulations that might influence the Company’s activities;

8.      Design, construct, maintain and operate all facilities under the Company’s control by the provision of defined systems of work, in a manner which ensures, so far as is reasonably practicable, adequate safeguards for the natural environment;

9.      Establish and maintain suitable controls on the use of ozone depleting substances so as to prevent or minimize quantities of those substances escaping into the atmosphere;

10.    Develop and implement appropriate and relevant response systems to minimize detrimental impact to the environment should an accident or incident occur;

11.    Establish and maintain controls, including regular reviews and audits, to confirm that this Policy is being fully implemented, maintained and improved, as necessary, to ensure, so far as reasonably practical, the preservation of the natural environment.

Ultimate responsibility for the effective management of environmental issues throughout the Company’s operations rests with the CEO and the Board. However, every employee must recognize his or her responsibility with the Company’s overall environmental management policy, and assist in establishing the Company’s overall aim of operating in an environmentally responsible manner.

This Policy shall be implemented by management through the development and implementation of standards and procedures that assign specific responsibilities for the execution of relevant management and control activities to safeguard and preserve the natural environment.

Environmental Requirements in Israel

Our business in Israel is subject to regulations by the State of Israel under the Petroleum Law. The administration and implementation of the Petroleum Law are vested in the Minister of Infrastructures, Energy and Water Resources (“Energy Minister”), the Petroleum Commissioner and an advisory council. The Petroleum Law and regulations provide that the conduct of petroleum exploration and drilling operations be pursued in compliance with “good oil field practices” and that measures of due care be taken to avoid seepage of oil, gas and well fluids into the ground and from one geologic formation to another. The Petroleum Law and regulations also require that, upon the abandonment of a well, it be adequately plugged and marked. As a condition for issuing the required permit for the construction of a drilling site, the planning commissions require the submission of a site remediation plan, subject to approval of the environmental authorities. Our operations are also subject to claims for personal injury and property damage caused by the release of chemicals or petroleum substances by us or others in connection with the conduct of petroleum operations on our behalf. Various guidelines have been published in Israel by the State of Israel’s Petroleum Commissioner and Energy and Environmental Ministries as it pertains to oil and gas activities.

The Environmental Ministry has published Professional Guidelines and Standards for Remediation of Land. The guidelines clarify and define what is considered polluted land, remediation and the permitted methods to remediate polluted land, and it applies to oil and gas exploration companies including Zion. The Energy Ministry has issued guidelines for occupational health and safety practices regarding oil and gas drilling and production activities per international norms, coupled with Israeli legal safety guidelines. These regulations focus on industry best practices in the area of health, safety, and environmental (HS&E) factors as well as risk management. In addition, there is a requirement to have the Petroleum Commissioner’s approval over the safety standards when the operator seeks to apply. For the MJ #1 well, Zion formally submitted its Environmental Impact Assessment (“EIA”) document for to Israel’s Ministry of National Infrastructures, Energy and Water Resources (“Energy Ministry”) and thereafter to the Ministry of Environmental Protection (“Environmental Ministry”). Then, Zion formally submitted its EIA document for its planned Megiddo-Jezreel #1 well to the Northern District Committee in Nazareth. Next, the EIA was formally approved by Israel’s Energy and Environmental Ministries. For the final step in the process, Zion submitted the approved EIA to Israel’s Energy Ministry for their final drilling program approval. After Zion reached agreement with the local kibbutz and the Israel Land Authority and obtained a Business License for the drilling project, the Company could begin operations.

Social Considerations

If we are successful in finding commercial quantities of hydrocarbons in Israel, 6% of our gross revenues from production will go to fund two charitable foundations that we established with the purpose of donating to charities in Israel, the U.S. and elsewhere in the world. The international foundations would support worldwide charitable, educational, medical, religious and other similar non-profit organizations.

The Company has a number of Board members, who are active in charitable causes that include all areas of human rights and who influence management in the operational procedures of the Company. The Company’s Board member, Ms. Virginia Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. The Company’s founder, John Brown, and board member, Martin M. van Brauman have established a Section 501(c)(3) charitable foundation to provide educational information to fight antisemitism.

Supplier Code of Conduct

The Company expects its employees, suppliers and vendors to respect each other and treat each with dignity, respect and fairness to achieve good business conduct. Based on the principles of our Code of Business Conduct and Ethics (the “Code of Business”), the Supplier Code of Conduct (the “Supplier Code”) communicates the expectations the Company has for ethical conduct and fair dealing. Our Company relationships with vendors, contractors and suppliers are critical to achieving responsible and ethical corporate performance. For the purposes of this Supplier Code, “supplier” refers to any company, corporation, or other entity or person that provides, or seeks to provide, goods or services to the Company, and includes the supplier’s employees, agents, workers, representatives, contractors and subcontractors.

Suppliers should carefully review the Supplier Code and are responsible for ensuring compliance with the Company’s standards of conduct. Our suppliers are to avoid even the appearance of improper behavior and must never act in any way to undermine compliance with the Code of Business or the Supplier Code. The Supplier Code provides the mechanisms for mutual accountability and reporting ethical concerns and possible violations of the Code of Business or the Supplier Code. The Company shall terminate its relationship with any supplier that does not adhere to the Supplier Code and remove them from the Company’s approved supplier list.

The Company respects the rights set forth in the United Nation’s Universal Declaration of Human Rights. The Company provides security in a manner that is consistent with the International Labor Organization’s Declaration of Fundamental Principles and Rights at Work. The Company respects the cultural values and traditions of communities, where it operates and actively engages with those communities.

Environmental, health and Safety

Suppliers must share the Company’s commitment to providing a safe and healthy workplace and conducting operations in an environmentally responsible manner. Suppliers are responsible for observing all environmental, health and safety laws, regulations, rules and permit requirements that apply to their operations. Suppliers must take precautions to protect the environment and the health and safety of their employees, Company employees, business partners and members of the communities, in which there are operations.

Suppliers must promptly report and take immediate steps to correct all accidents, injuries, unsafe or unhealthy conditions, and potential violations of environmental, health or safety laws, regulations or Company policies. Suppliers must never request to violate established environmental, health and safety procedures in connection with the Company’s related activities. Suppliers have the obligation to stop work activities that may represent a threat to safety or the environment. Suppliers are expected to uphold the Company’s environmental, health and safety polices.

Dignity, Respect and Fairness

Suppliers must cooperate with the Company’s commitment to an inclusive workforce free of unlawful discrimination. The Company requires that suppliers not engage in discrimination in any employment practice, including recruiting, hiring, compensation, benefits, transfer, termination, training, or social or recreational programs, on the basis of race, color, religion, gender, sexual orientation, gender identity, age, national origin, military or veteran status, disability or any other legally protected characteristics.

Harassment, Violence and Weapons

Harassment and violence have no place in the workplace or off-site. They are strictly prohibited in connection with the Company related activities and will not be tolerated. Suppliers are expected to cooperate with the Company’s commitment to prohibit harassment and threats of violence. The Company prohibits the possession of firearms, guns, explosives and any other weapons, as well as ammunition, while on Company premises, unless otherwise precluded by the laws of a particular jurisdiction.

Drugs and Alcohol

Suppliers are expected to be free from the influence of alcohol, drugs and improperly used prescription medicine when conducting the Company’s business, whether on or off the Company’s site or premises.

External Communications

Suppliers are prohibited from engaging in any communication representing the Company’s opinion in any forum without prior written approval pursuant to applicable company policy.

Antitrust Laws

Suppliers are expected to comply with applicable antitrust and fair competition laws and not to participate in any activity that could be considered a violation of antitrust laws.

Anti-Corruption Laws

Suppliers must comply with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, which makes it a criminal offense to bribe or offer to bribe a foreign governmental or political official to obtain or retain business. No supplier may participate in bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Suppliers must not give, promise to give or offer to give anything of value, directly or indirectly, to a governmental official or employee, government agency, political party, public international organization or any candidate for political office in order to improperly influence any act or decision or otherwise improperly promote the business interests of the Company.

Anti-Boycott Laws

Suppliers must not participate or support any international boycott that is not sanctioned by the United States government or applicable laws.

Trade Laws

Suppliers must comply with applicable trade controls.

Accounting and Disclosure Practices

Suppliers are expected to honestly and accurately record and report all matters related to business with the Company. Books, records, accounts and financial statements should be maintained in reasonable detail, appropriately reflecting all transactions with the Company and conform to generally accepted accounting principles, applicable legal requirements and a system of internal controls. Suppliers shall make their books, records, accounts and financial statements available to the Company upon request.

Records Retention

Suppliers shall create, retain and dispose of business records in compliance with all applicable legal and regulatory requirements. Further, suppliers must cooperate with the Company’s business record retention needs, if the supplier is advised or otherwise should recognize that a business record may be relevant to an audit, investigation or pending or threatened legal or regulatory proceeding.

Political Activities

Without prior written approval pursuant to Company policy, suppliers may not use the Company’s funds or resources for political activities, make any political contributions or present any gifts on behalf of the Company to any candidate for public office or elected official, or represent the Company or authorize any third party to represent the Company in making contacts with any federal, state or local government official (or member or employee of a legislative body or government agency) to influence policy, legislation, agency rules, regulations or any other official action.

Charitable Giving

Suppliers shall not make or promise charitable contributions on the Company’s behalf or take advantage of their relationship with the Company to inappropriately solicit the Company’s employees, suppliers or other business partners for contributions or to become involved in a non-profit organization.

Fair Dealing

Suppliers must deal fairly with the Company’s customers, suppliers, contractors, royalty owners, competitors, employees and other stakeholders. Suppliers must not take unfair advantage of anyone through manipulation, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair practice.

Protection of Confidential Company Information and Personal Data

Suppliers must strictly adhere to all confidentiality obligations. Suppliers may not access, use, remove, copy or share confidential Company information or personal data without a legitimate business purpose and prior written approval from the Company. Confidential information includes proprietary information regarding business activities, geological and geophysical information, processes and trade secrets and financial performance, as well as any non-public information that might be of use to competitors or harmful to the Company or its business partners if disclosed. Suppliers must be familiar with and abide by laws and regulations that govern the collection, use and disposal of personal data, including wage, salary, benefits and other confidential information related to the Company employees, contractors, directors, shareholders, royalty owners, customers and other business partners. Suppliers must ensure the confidentiality of this information and return all confidential information and personal data after their relationship with the Company ends.

Insider Trading

Suppliers may not use or share insider information concerning the Company for the purpose of trading in the Company’s common stock or other securities. Insider information includes material non-public information about matters such as significant contracts, claims, liabilities, major litigation, potential sales, mergers or acquisitions, development plans, operational activities, earnings, forecasts and budgets. Material information is any information, either positive or negative information that a reasonable investor would consider important in a decision to buy, hold, or sell securities.

Protection of the Company Assets

Suppliers are expected to protect the Company assets against theft, loss and misuse. The Company assets include tangible items like buildings, operational site facilities and equipment, as well as intangible items like business plans and potential prospects. When operating a vehicle on the Company business, suppliers are expected to do so in a safe manner.

Conflicts of Interest

Suppliers must avoid actual conflicts of interest or the appearance of conflicts of interest in business transactions and relationships involving the Company. A conflict of interest exists when private interests, financial or otherwise, interfere with the Company’s interests. Conflicts of interest commonly arise when: (1) a supplier uses the Company resources, such as facilities, equipment, materials, computers, office supplies, information or other assets, for personal gain or inconsistent with the Company’s best interest.; (2) a supplier takes personal advantage of a business opportunity or investment opportunity made available as a result of their relationship with the Company; or (3) a supplier has a family member or friend employed by the Company.

Business Gifts and Entertainment

Suppliers are expected to understand and comply with the Company’s policies governing business gifts and entertainment. Suppliers must never offer or provide personal incentives, rewards or bribes to any Company employee, contractor or supplier in an effort to influence a business decision or gain an unfair advantage. Suppliers may offer reasonable gifts and entertainment consistent with customary business practices and in compliance with applicable law and company policy as long as they do not influence or appear to influence a Company employee to act in a manner contrary to the Company’s interests. The Company employees are required to report all supplier gifts and entertainment pursuant to the Company’s gift and entertainment policy. Any item of value provided by a supplier is considered a gift, even if it is provided in conjunction with ordinary business activities. Suppliers are expected to make available upon request records detailing all gifts and entertainment provided to Company employees or contractors.

Reporting a Concern

Suppliers are required to report promptly all concerns involving the Company, regardless of whether the concern involves the supplier, and must take reasonable steps to cooperate in the Company investigations. To the extent possible, the Company will maintain the confidentiality of any individual reporting known or suspected misconduct. The Company will not tolerate any retaliatory acts, or the threat of retaliatory acts, against any individual for reporting known or suspected misconduct. To report questionable behavior or a possible violation of the Code of Business or

Supplier Code, please address correspondence to Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 and to the attention of the:

(1)    General Counsel; or

(2)    Chief Compliance Officer; and/or

(3)    Mr. Oroian, Lead Independent Director, Board of Directors.

SUCCESSION PLANNING FOR THE CEO AND SENIOR EXECUTIVES

The continued success of a company depends in large part on the effectiveness of its board in developing and executing a succession plan for the CEO and senior executive officers. Since the company’s business stages will change over time as the business develops and new objectives are targeted, the executive talent needs will change such that succession planning guidelines are more important to the board than any fixed succession plan. The quality of executive leadership is often cited as the number one factor driving company performance, making succession planning arguably the most important function of a company’s board of directors. As part of succession planning, the board, working closely with the company’s current CEO and senior management, must:

•        Determine the necessary experience, professional capabilities and personal characteristics of the company’s next leaders.

•        Identify and assess the candidates in light of the company’s overall business strategy and corporate culture.

•        Select the optimal candidate to take the place of the company’s current CEO or other senior management position.

Proper succession planning requires:

•        Carefully evaluating the company’s current needs.

•        Predicting the challenges that the company will likely face several years down the road.

•        Navigating the internal dynamics of the company and the hopes and fears of the current executives most affected by the outcome of the process.

BOARD MEETINGS

During the fiscal year ended December 31, 2019, the Board held six board meetings and acted by unanimous written consent on 7 occasions. Each of the directors attended 92% of the aggregate number of meetings of the Board and 100% of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend and participate at all such meetings. All of the directors serving at the time of the 2019 annual meeting attended the Company’s 2019 annual meeting held in Dallas, Texas on June 12, 2019.

BOARD LEADERSHIP STRUCTURE

The role of Executive Chairman is held by Mr. Brown, and he holds the position of CEO effective April 12, 2019. As of April 12, 2019, Mr. William Avery holds the position of President. Michael Croswell holds the position as Chief Financial Officer. As of June 13, 2019, Mr. Robert Dunn holds the position of Chief Operations Officer. The Board believes that this management structure provides the optimal leadership situation for the Company during this period to ensure that key business issues and interests of the Company’s stakeholders (stockholders, employees, communities and prospective investors) are communicated to the Board. In addition, Mr. Brown’s experience as founder and continuing Chairman of the Company since its inception and qualifications, enable him to fulfill the responsibilities of both roles and effectively lead Zion with a unified vision.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result. In this regard, it shall be noted that Mr. Oroian serves as Lead Independent

Director. Our Corporate Governance Guidelines provide that our independent directors will meet in executive session at least annually. , and more frequently as needed at the call of one or more independent directors. These executive sessions are presided over by the Lead Independent Director or, if the Lead Independent Director is not in attendance, by another person chosen by the independent directors.

LEAD INDEPENDENT DIRECTOR

The Lead Independent Director serves a valuable role in leading the Board and creating an atmosphere, in which the Board can enhance the Company’s success. The Lead Independent Director’s significant responsibilities are to:

•        act as a liaison between the independent directors and the Chairman and management, including with regard to the interest of the independent directors in having particular issues or topics addressed in a Board meeting:

•        set the agendas for, call for, and preside over the executive sessions of the independent directors, which typically is conducted at the annual Board meeting, but can be conducted at any Board meeting as needed by the Lead Independent Director;

•        brief the Chairman, CEO and management, as needed, on the issues discussed in the executive sessions;

•        collaborate with the Chairman and CEO on the agendas for the meetings of the Board (including schedule and materials);

•        have the ability to call Special meetings of the Board and determine the agenda for such Special Board meeting;

•        coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);

•        facilitate and assist the Nominating & Corporate Governance Committee with Board, committee and director evaluations;

•        assist the Chairman, CEO and Chair of the Compensation Committee with succession planning, as necessary;

•        foster a respectful atmosphere, in which directors feel comfortable asking questions, providing insight and engaging in dialogue;

•        frequently meet with management to preview significant matters expected to be presented to the Board; and

•        as needed or requested by the Board, perform other corporate governance duties.

DIRECTOR INDEPENDENCE

The Board of Directors has established guidelines requiring a majority of directors to be independent, as determined in accordance with the Bylaws of the Company and applicable rules of the NASDAQ. Of the 14 members of our Board of Directors eight (Messrs. Seery, Garb, Oroian, Siegel, Dacus, Agnon, Prodan and Scammahorn) met the criteria of independence set by the NASDAQ Capital Market for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”). Each of these eight directors had certified their belief that they met such independence standards. Also, all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under applicable SEC and NASDAQ rules and regulations.

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company’s directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the

Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an “independent” director cannot be one of the Company’s officers or be in a position, directly or indirectly, to control the Company’s management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD COMMITTEES

The Company’s Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of independent directors. Each committee operates under a charter that has been approved by our Board. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

Three of the four members of the Audit Committee are financial experts possessing accounting and audit skills, since three members are licensed CPAs. The Company’s Audit Committee is currently comprised of Messrs. Oroian, Siegel, Dacus and Scammahorn. Mr. Oroian was elected to serve as Chairman. Mr. Scammahorn retired as an Internal Audit Director at Xerox Business Services, LLC, but currently is working as an audit accountant with the tax and accounting firm of Scott E. Scammahorn, P.C. Mr. Oroian is president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm. Mr. Siegel is the president and chief operating officer of Kent S. Siegel, P.C., a certified public accounting firm and is also a tax lawyer. Mr. Dacus is president and founder of the Pacific Justice Institute and a lawyer licensed to practice in Texas and California.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

The Board has determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. Also, the Board has determined that Mr. Oroian, Mr. Siegel and Mr. Scammahorn each qualify as an “audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s, Mr. Siegel’s, or Mr. Scammahorn’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian, Mr. Siegel, or Mr. Scammahorn any duties, obligations or liability that is greater than is generally imposed on them as members of the Audit Committee and Board, and their designations as an Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

During the fiscal year ended December 31, 2019, the Audit Committee met five times.

Compensation Committee

The current members of our Compensation Committee are Messrs. Seery, Garb and Siegel. Mr. Garb was elected to serve as Chairman effective October 1, 2017. All three current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ independence criteria. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

•        determining compensation for the Company’s executive officers;

•        assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

•        assessing the adequacy and competitiveness of our executive compensation program;

•        administering our incentive compensation program and other equity-based compensation plans;

•        reviewing and recommending compensation for our non-employee directors; and

•        reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2019, the Compensation Committee met once and acted by unanimous consent on five occasions.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a Company change of control.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

•        recommendations from the CEO and Chairman of the Board based on individual executive performance and appropriate benchmark data;

•        ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

•        ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

•        ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Siegel, Prodan and Scammahorn. Mr. Scammahorn and Mr. Siegel were elected to serve as Co-Chairmen. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

The primary responsibility of the Committee include identifying, evaluating and recommending, for the approval of the entire Board, potential candidates to become members of the Board, recommending membership of standing committees of the Board, developing and recommending to the entire Board corporate governance principles and practices for our Company and assisting in the implementation of such policies, and assisting in the identification, evaluation and recommendation of potential candidates to become officers of our Company. The Committee reviews our Code of Business Conduct and Ethics and its enforcement, and reviews and makes recommendations to our Board.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee met once and acted by unanimous consent on six occasions.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee considers diversity as very important and as part of its overall assessment of the Board’s functioning and needs. Diversity on the Board is important as a factor in reflecting the diversity of the Company’s shareholders. The Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and the expertise needed by the Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities with respect to the Company’s functioning and needs.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Gene Scammahorn or Kent Siegel, Co-Chairmen, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243. A stockholder nomination must contain the following information about the nominee:

•        Name;

•        Age;

•        Business and residence addresses;

•        Principal occupation or employment;

•        The number of shares of the Company’s Common Stock and other Company securities held by the nominee;

•        A resume of his or her business and educational background;

•        The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

•        A signed consent of the nominee to serve as a director, if nominated and elected.

The nomination should also contain the following information concerning the nominating stockholder:

•        Name

•        Address

•        The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

•        The nature of the holdings — whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

•        Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder, person, or entity concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

Stockholder and Interested Parties Communications Policy

In recognition of the importance of providing all interested parties, including shareholders, with the ability to communicate with members of the Board, including non-management directors, the Board has adopted a Stockholder and Interested Parties Communications Policy, a copy of which is available on our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Independent Director, to:

Mr. Oroian, Lead Independent Director
Zion Oil & Gas, Inc.
12655 North Central Expressway, Suite 1000
Dallas, Texas 75243

All such letters must follow the directions set out in the Stockholder and Interested Parties Communications Policy. Communications should not exceed 1,000 words in length and should indicate (i) the type and amount of Company securities held by the person submitting the communication, if any, and/or the nature of the person’s interest in the Company, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, email address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board should be mailed with the information in accordance with the procedures described in the communications policy.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board. Additionally, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Boards’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

In addition to receiving reports from Board committees regarding the risks considered in their respective areas, at least once a year, the Board will specifically review our long-term strategic plans and the principal issues and risks we may face, as well as the processes through which we manage risk. This ensures our Board has a broad view of our strategy and overall risk management process and enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. We believe our Executive Chairman’s role enhances the Board’s administration of its risk oversight function because, through his role as Chairman, he is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risk based upon his experiences with the management of our business.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the Company’s accounting and financial reporting processes and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and RBSM, LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. They met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions with Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

This report is submitted by the Chairman of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian
Kent Siegel
Brad Dacus
Gene Scammahorn

March 3, 2020

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

BOARD RECOMMENDATIONS

PROPOSAL NO. 1

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS III DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 400,000,000 SHARES

Article FOURTH of our Amended and Restated Certificate of Incorporation (“Articles”) presently authorizes the Company to issue up to 200,000,000 shares of Common Stock (“Common Stock”). As of the Record Date, there were 167,890,643 shares of Common Stock issued and outstanding. We also have, as of the Record Date, approximately 12,000,000 shares of Common Stock reserved for possible future issuance in connection with outstanding options and warrants, including the warrants issued in connection with our Dividend Reinvestment and Common Stock Purchase Plan (“DSPP”). Furthermore, we have reserved 10,000,000 shares of authorized and unissued shares of Common Stock under our DSPP. We must keep reserved for future issuance a sufficient number of shares of Common Stock to meet our obligation to issue Common Stock in the events these options or warrants are exercised. Accordingly, we have available for issuance approximately 10,000,000 shares of Common Stock (as of the Record Date) beyond the current DSPP.

Because of the limited number of shares of Common Stock available to be issued by the Company for future possible transactions, including stock dividends, stock splits, equity financings, strategic acquisitions and reserves for possible future issuance of warrants through our DSPP, the Board believes it is in the best interest of the Company and the stockholders to amend the Company’s Articles and the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Certificate of Incorporation (in the form attached hereto as Amendment, the “Proposed Amendment”) whereby the number of shares of Common Stock that we would be authorized to issue from time to time would be increased up to 400,000,000 shares. If the Amendment is approved by the Stockholders at the Annual Meeting, we intend to file the Amendment with the Secretary of State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. We do not presently have any agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. However, the Board believes the Company may need to secure financing in the near term for working capital to fund its exploration and field development program and possible drilling equipment acquisitions for which financing could involve the issuance or reserve for future issuance of additional shares of Common Stock and warrants. Our Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in our capital structure than now exists. The Board believes that an increase in the authorized Common Stock would provide us with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, stock splits, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give us the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive us of the flexibility the Board views as important in facilitating the effective use of our stock. Except as otherwise required by applicable law or any applicable stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control by making it more difficult or costly. However, the currently widely-held shares of the Company’s Common Stock among many individual shareholders both domestic and foreign already make any change of control difficult and costly. We are not aware of anyone seeking to accumulate Common Stock or obtain control of our company, and have no present intention to use the additional authorized shares to deter a change in control.

The failure to approve the Proposed Amendment could limit us in connection with future capital raising transactions or other strategic transactions if such transactions require us to issue common stock to reach important capital markets. If our shareholders do not approve the Proposed Amendment, it limits our ability to compete in the capital marketplace and enhance shareholder value through the development of our license areas, acquisitions and other strategic transactions. In such cases, we may lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders in order to proceed with such transactions. Also, the failure to approve the Proposed Amendment would limit us in connection with future stock dividends, stock splits, equity financings, strategic acquisitions and reserves for possible future issuance of warrants through our DSPP.

A copy of the Proposed Amendment, which includes the text of Article FOURTH as it is proposed to be amended, is attached as Appendix A to this Proxy Statement and incorporated by reference to this proposal. If the Proposed Amendment is approved by shareholders, the Proposed Amendment will become effective upon filing with the Delaware Secretary of State, which we intend to do promptly following such approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE UP TO 400,000,000 SHARES.

PROPOSAL NO. 3

RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RBSM, LLP (“RBSM”), an independent registered public accounting firm, was the auditor for the year ended December 31, 2019 and has been selected as the independent auditor for the year ending December 31, 2020. Although stockholder ratification is not required for the appointment of RBSM, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

Principal Accountant Fees and Services

The following table sets forth the fees for services provided by RBSM, Malone Bailey, LLP and KPMG Somekh Chaikin (“SC”) relating to the fiscal years ended December 31, 2019 and December 31, 2018.

	Fiscal Year 2019			Fiscal Year 2018
	SC	RBSM LLP		SC		Malone Bailey and RBSM LLP
Audit Fees(1)	$24,000		$150,000		$40,000	$164,500
Audit-Related Fees(2)	—	$		$		7,069
Tax Fees(3)	$11,085		—		$14,250	—
Other Fees(4)	—		12,000		—	16,382
Total	$35,085		$162,000		$54,250	$187,951

____________

(1)      Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements. Of the $164,500 in audit fees, the portion of the audit fees for RBSM LLP was $132,500 and the portion for MaloneBailey was $32,000.

(2)      Audit-Related Fees consist of assurance and/or related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)      Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch (figures presented exclude VAT tax).

(4)      SOX fees for 2018 and successor auditor communications for 2019.

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of RBSM to conduct the audit of our 2020 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RBSM, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy.

In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal #3, we urge you to read the more detailed information about our compensation philosophy and objectives and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Overview” section of this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our Board or the Compensation Committee of our Board.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this Proxy Statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. During the Annual Meeting of stockholders on June 7, 2017, the stockholders voted to approve the compensation of the Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at our 2020 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2019 Summary Compensation Table and the other related tables and disclosure.”

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5

FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company would also like to seek your input with regard to the frequency of future stockholder advisory votes with respect to our executive compensation programs. We are providing stockholders the option of selecting a frequency of one, two, or three years, or abstaining. The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based upon a number of considerations, including the following:

•        Our compensation program is designed to induce performance over a multi-year period. For example, as discussed in the Executive Compensation Overview, equity awards of options represent a significant part of the total compensation and of the long-term compensation for named executive officers;

•        Our overall Company success is based upon planning and working towards multi-well, long-term exploration and drilling programs in Israel;

•        A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•        A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Although the vote is non-binding, our Board will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. During the Annual Meeting of stockholders on June 9, 2014, the stockholders voted to approve the frequency of the Advisory Vote on Executive Compensation every three years. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when advisory votes do not occur. For example, stockholders can communicate with the Board through our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Director, Zion Oil & Gas, Inc., 12566 North Central Expressway, Suite 1000, Dallas, Texas 75243 (See page 28 for further instructions for written communications to the Board of Directors).

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS SELECT “THREE YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any such matter that will be presented for a vote at said Meeting.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2021 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2020. The proposal must otherwise comply with all requirements of the SEC for stockholder proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2021 proxy statement.

SOLICITATION OF PROXIE

The Company will pay the cost for the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2019, the Proxy Statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 or by calling us at (214) 221-4610.

By Order of the Board of Directors

John M. Brown
Executive Chairman of the Board
April 16, 2020

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ZION OIL & GAS, INC.

The undersigned, John M. Brown, Chief Executive Officer of Zion Oil & Gas, Inc., a Delaware corporation (the “Corporation”) does hereby certify as follows:

1.      The name of the Corporation is Zion Oil & Gas, Inc.

2.      The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 2, 2003.

3.      Pursuant to resolution of its Board of Directors, the 2020 Annual Meeting of the stockholders of said Corporation was duly called and held on June 10, 2020 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the below amendments.

4.      The Company’s common stockholders approved to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 200 million to 400 million.

5.      The first paragraph of Paragraph FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety of the first paragraph as follows:

“The total number of shares of common stock which the Corporation is authorized to issue is 400,000,000 shares of common stock with a par value of $0.01 per share.”

6.      This amendment of the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this certificate of amendment has been executed as of this ___ day of June 2020.

Name: John M. Brown
Title: Chief Executive Officer

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 10, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/Zionoil/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303030400000 9 061020

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF PROPOSALS 1, 2, 3 AND 4 AND FOR THE FREQUENCY OF "3 YEARS" ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5. Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company's Named Executive Officers; and	☐	☐	☐	☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ZION OIL & GAS, INC.

Proxy for Annual Meeting of Shareholders on

June 10, 2020 at 2:00 PM CST

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin van Brauman and Michael Croswell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Zion Oil & Gas, Inc., to be held June 10, 2020, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

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